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                                                           EXHIBIT 10(e)

                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS EXECUTIVE EMPLOYMENT AGREEMENT effective as of October 1, 1999 is made between QUIXOTE CORPORATION, a Delaware corporation (hereinafter referred to as "the Company"), and PHILIP E. ROLLHAUS, JR., of Chicago, Illinois (hereinafter referred to as "the Executive").

                                    RECITALS:

         WHEREAS, the Executive has been the Chairman and Chief Executive Officer of the Company pursuant to an Executive Employment Agreement dated June 24, 1991, as amended from time to time, which expired on September 30, 1999; and

         WHEREAS, the Executive is 65 years of age and wishes to reduce the extent of his duties to the Company;

         WHEREAS, the Company wishes to continue to benefit from the Executive's knowledge, experience and expertise; and

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Company and the Executive hereby agree as follows:

         1.       EMPLOYMENT; TERM OF AGREEMENT.

                  (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein until the expiration of the term of this Agreement unless terminated sooner by the Board of Directors of the Company (the "Board") or by the Executive, in accordance with the provisions of Sections 1(b) and 5 below.

                  (b) The term of this Agreement shall commence on the effective date hereof and shall continue through June 30, 2000, except the Company may terminate this Agreement by written notice to the Executive for cause or for Executive's disability (as defined by the Company's long term disability policy.)

         2. POSITION AND DUTIES. The Executive shall perform such services as the Chief Executive Officer may from time to time designate. During the term of this Agreement, the Executive will devote his entire time during reasonable business hours to the performance of his duties under this Agreement and shall not, without the consent of the Board, engage directly or indirectly in any other business for compensation or profit; PROVIDED, HOWEVER, the Executive may accept outside directorship positions and serve in such positions with or without compensation, and may engage in activities in connection with his personal investments, as long as such positions and activities do not interfere with the performance of the Executive's duties hereunder.


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         3.       COMPENSATION.

                  (a) The Executive shall receive a salary at the annual rate of $275,000, payable in substantially equal semi-monthly installments.

                  (b) The Executive shall continue to participate in or receive benefits under all of the Company's benefits plans for its senior executive employees in effect as of the date hereof, including but not limited to its profit sharing plan, stock option plan, life insurance, health and disability programs, the Exec-U-Care program, and the medical reimbursement plan.

                  (c) The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive employees, but not less than thirty (30) days in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive employees.

                  (d) The Company shall provide the Executive with an automobile and other fringe benefits generally appertaining to senior executive employees in accordance with present practice.

                  (e) The Company shall promptly reimburse the Executive during the period of his employment hereunder for all reasonable expenses incurred by him in connection with his duties, in an amount not to exceed $6,000 per month without the prior consent of the Chief Executive Officer and subject to periodic review by the Audit/Compensation Committee of the Board; provided that the Executive properly accounts therefor in accordance with Company policy.

         4.       UNAUTHORIZED DISCLOSURE; INVENTIONS; COMPETITION.

                  (a) During the period of his employment hereunder, the Executive shall not, without the written consent of the Board, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's (and its subsidiaries') plans, strategies, financings, products, improvements, formulas, designs or styles, processes, suppliers, customers, methods of distribution or methods of manufacture, the disclosure of which he knows will be materially damaging to the Company; PROVIDED, HOWEVER, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that


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conducted by the Company. For the period ending htree years following the termination date of his employment hereunder, the Executive shall not disclose any confidential information of the type described above.

                  (b)

                           (i)      Any and all inventions made, developed or
created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the Company, which may be directly or indirectly useful in, or relate to, the business of, or tests being carried out by, the Company or any of its subsidiaries or affiliates will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company and shall be the Company's exclusive property as against the Executive, and the Executive will promptly deliver to an appropriate officer of the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him aforesaid.

                                    The Executive will, upon the Company's
request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive under this Section 4(b) or to vest in the Company title to such inventions as against the Executive, the expense of securing any patent, however, to be borne by the Company.

                                    At the discretion of the Board, this
provision can be waived or modified under such terms and conditions as are established by the Board.

                           (ii)     The provisions of subparagraph (i) above do
not apply to any work product for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless:

                                    (A)      the work product relates to the
business of the Company or its subsidiaries; or

                                    (B)      the work product relates to the
actual or demonstrable anticipated research or development of the Company or its subsidiaries; or

                                    (C)      the work product results from any
work performed by the Executive for the Company or its subsidiaries.

                  (c) The provisions of Section 4(a) and (b) shall be binding upon the Executive's heirs, successors and legal representatives.

                  (d) During the period of his employment hereunder and for three years thereafter, without the consent of the Board, the Executive shall refrain:


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                           (i)      from participating, directly or
indirectly, in any business (whether as an owner, investor, lender, employee, consultant or otherwise) which manufactures or sells products that compete, directly or indirectly, with the products manufactured or sold by the Company and its subsidiaries, in a geographic area where the Company and its subsidiaries manufacture or sell such products, PROVIDED, HOWEVER, this provision shall not prevent the Executive from owning less than 1% of the outstanding stock of a publicly traded company which competes with the Company and its subsidiaries; and

                           (ii)     from soliciting the engagement or
employment, or from engaging or employing, any employee of the Company and its subsidiaries, if such employee has had access to the confidential information described in paragraph 4(a) above as part of his or her duties to the Company and its subsidiaries.

         5. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be given by personal delivery, a national overnight courier, or by United States registered mail, return receipt requested, postage pre-paid, addressed as follows:

                  If, to the Executive:

                           Philip E. Rollhaus, Jr.
                           Quixote Corporation
                           1 East Wacker Drive
                           Suite 3000
                           Chicago, Illinois 60601

                  If, to the Company:

                           Quixote Corporation
                           1 East Wacker Drive
                           Suite 3000
                           Chicago, Illinois 60601
                           Attention:  President

or to such other address as either party may have furnished to the other in writing at the address provided above, except that notices of change of address shall be effective only upon receipt.

         6. MISCELLANEOUS. This Agreement constitutes the entire Executive Employment Agreement between the Executive and the Company, and supercedes all other employment agreements between the parties. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Board or a representative of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be


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performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same, or at any prior or subsequent, time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Illinois.

         7. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         This Executive Employment Agreement is executed this 1st day of September, 1999.


QUIXOTE CORPORATION


By: /s/ Leslie J. Jezuit                          /s/ Philip E. Rollhaus, Jr.
    --------------------                          Philip E. Rollhaus, Jr.
    Its: President and COO
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